                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549



                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                April 18, 2001
                                --------------
               (Date of Report--Date of Earliest Event Reported)



                               D.R. Horton, Inc.
                               -----------------
              (Exact Name of Registrant as Specified in Charter)



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          Delaware                        1-14122                          75-2386963
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(State or Other Jurisdiction      (Commission File Number)       (IRS Employer Identification No.)
     of Incorporation)
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          1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006
          -----------------------------------------------------------
                   (Address of Principal Executive Offices)

                                (817) 856-8200
                                --------------
             (Registrant's Telephone Number, Including Area Code)


         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     Second Quarter Financial Results

     On April 18, 2001, D.R. Horton, Inc. announced its financial results for the second quarter ended March 31, 2001. The Company previously announced its sales results for the same quarter on April 6, 2001.

     Net income for the second quarter ended March 31, 2001 increased 31% to $51.6 million ($0.67 per diluted share), compared to $39.4 million ($0.52 per diluted share) for the same quarter of fiscal 2000. Second quarter revenue increased 14% to $906.8 million, compared to $798.9 million for the same quarter of fiscal 2000. Homebuilding revenue was $892.4 million (4,330 homes closed), compared to $788.1 million (4,364 homes closed) for the same period in fiscal
2000.

     Net income for the six months ended March 31, 2001 increased 24% to $101.4 million ($1.33 per diluted share), compared to $82.0 million ($1.08 per diluted share) for the same period of fiscal 2000. Income before the cumulative effect of a change in accounting principle for the six months was $99.3 million ($1.30 per diluted share). The cumulative after-tax effect of the October 1, 2000 adoption of SFAS #133, "Accounting for Derivative Instruments and Hedging
Activities," amounted to an increase in income of $2.1 million ($0.03 per diluted share) for the first fiscal quarter of 2001. Revenue for the six months increased 12% to $1.8 billion from $1.6 billion for the same period of fiscal
2000. Homebuilding revenue for the six months increased 11% to $1,766 million
(8,620 homes closed), from $1,586 million (8,856 homes closed) for the same period of fiscal 2000.

     As of March 31, 2001, the Company had $3.1 billion of total assets, $2.0 billion of total liabilities (including minority interests in joint ventures), and $1.1 billion of stockholders' equity.

     Net sales orders for the second quarter ended March 31, 2001 increased 36% to $1,355.9 million (6,712 homes), compared to $995.0 million (5,434 homes) for the same quarter of fiscal 2000. Net sales orders for the first six months of fiscal 2001 increased 31% to $2.3 billion (10,941 homes), compared to $1.7 billion (9,285 homes) for the same period of fiscal 2000. The Company' backlog of homes under contract at March 31, 2001 increased 38% to $2.1 billion (9,709 homes), compared to $1.5 billion (7,738 homes) at March 31, 2000.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 18, 2001

                              D. R. Horton, Inc.


                              By:    /s/ Samuel R. Fuller
                                   -------------------------------------------
                                   Samuel R. Fuller
                                   Executive Vice President, Treasurer, and
                                   Chief Financial Officer